EXHIBIT 15.1

[Letterhead of Maples and Calder]

June 28, 2005

The9 Limited

30/F CITIC Square

No. 1168 Nanjing Road (West)

Shanghai 200041, People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the heading “Taxation” in The9 Limited’s Annual Report on Form 20-F for the year ended December 31, 2004, which will be filed with the Securities and Exchange Commission in the month of June 2005.

Yours faithfully,

/s/ Maples and Calder